EXHIBIT 10.2

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR ANOTHER EXEMPTION FROM REGISTRATION UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

SMC Entertainment, Inc.

$8,000,000

EIGHT PERCENT (8%) CONVERTIBLE NOTE

DATED May 30, 2024

THIS NOTE (the "Note") is a duly authorized Convertible Note of SMC Entertainment, Inc. a Nevada corporation, with an address of 9170 Glades Road, Suite 150, Boca Raton, Florida, 33434 (the "Company").

FOR VALUE RECEIVED, the Company promises to pay ChainTrade, Ltd, (the "Holder"), with an address of 27 Old Gloucester Street, London WC 1N 3AX, United Kingdom the principal sum of Eight Million Dollars and No Cents ($8,000,000) (the "Principal Amount"), on November 30, 2025 ("Maturity Date"), and to pay interest on the Outstanding Principal Amount (“Interest”) in a lump sum on the Maturity Date, at the rate equal to five percent (5%) per Annum (the "Interest Rate") from the date of issuance.

1) Accrual of Interest shall start on the date of this Note at the Interest Rate and continue until the Company repays in full the outstanding Principal Amount plus all accrued but unpaid Interest. Upon an Event of Default, the Interest Rate shall be adjusted as set forth in Section 8. The outstanding Principal Amount of this Note and all interest due shall be payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Note Register of the Company as designated in writing by the Holder from time to time. Absent any Event of Default, the Company shall pay the outstanding Principal Amount of this Note on the Maturity Date, plus all accrued but unpaid Interest, free of any withholding or deduction of any kind to the Holder as of the Maturity Date and addressed to the Holder at the address appearing on the Note Register.

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This Note is subject to the following additional provisions:

2) All payments on account of the outstanding Principal Amount and Interest on this Note and all other amounts payable under this Note (whether made by the Company or any other person) to or for the account of the Holder hereunder shall be made in cash, free and clear of and without reduction by reason of any present and future income, stamp, registration and other taxes, levies, duties, cost, and charges whatsoever imposed, assessed, levied or collected by the United States or any political subdivision or taxing authority thereof or therein, together with interest thereon and penalties with respect thereto, if any, on or in respect of this Note (such taxes, levies, duties, costs and charges being herein collectively called "Taxes"). The Company may, at its sole discretion, prepay all or a portion of the outstanding Principal Amount and accrued but unpaid Interest on this Note, at any time, without penalty.

3) Subject to the ownership limitations set forth in Section 12 below, the Holder of this Note is entitled, at its option, at any time and from time to time after the issuance of this Note, to convert all or any lesser portion of the outstanding Principal Amount plus all accrued but unpaid Interest into Common Stock at a fixed conversion price per share equal to One Dollar ($1.00) (the "Conversion Price"). The Common stock into which the Note is converted shall be referred to in this Note as ("Conversion Shares"). The Holder may convert this Note into Common Stock by delivering a conversion notice, the form of conversion notice attached to the Note as Exhibit A ("Conversion Notice"), executed by the Holder of the Note evidencing such Holder's intention to convert the Note. The Holder shall bear any transfer agent fees, and the Holder shall pay all miscellaneous expenses that may arise as a result of conversion and delivery of shares of common stock in respect of the Note, including but are not limited to the cost of the issuance of a Rule 144 legal opinion (or Section 4(a)(1) legal opinion, if applicable, as well as equity issuance and deposit fees, etc. At Holder's option, any accrued costs paid by Holder may be subtracted from the dollar amount of any conversion of the Note.

The Company will not issue fractional shares or script representing fractions of shares of Common Stock on conversion, but the Company will round the number of shares of Common Stock issuable up to the nearest whole share. The date on which a Notice of Conversion is given shall be deemed to be the date on which the Holder notifies the Company of its intention to so convert by delivery, by facsimile transmission, email, or otherwise, of a copy of the Notice of Conversion. Notice of Conversion may be sent by email to the Company, Attn: Chief Executive Officer. At the Maturity Date, subject to Section 13 below, the Company will pay any unconverted outstanding Principal Amount and accrued but unpaid Interest thereon, at the option of the Holder, in either (a) cash or (b) Common Stock valued at a price equal to the Conversion Price determined as if the Note was converted in accordance with its terms into Common Stock on the Maturity Date.

The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, interfere with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section are justified.

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4) No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to the payment of the outstanding Principal Amount of this Note plus all accrued and unpaid interest at the Maturity Date in the coin or currency herein prescribed. This Note is a direct obligation of the Company. In the event of any liquidation, reorganization, winding up or dissolution, repayment of this Note shall not be subordinate in any respect to any other indebtedness of the Company outstanding as of the date of this Note or hereafter incurred by the Company.

Such non-subordination shall extend without limiting the generality of the foregoing, to all indebtedness of the Company to banks, financial institutions; other secured lenders, equipment lessors and equipment finance companies, but shall exclude trade debts. Any warrants, options or other securities convertible into stock of the Company issued before the date hereof shall rank pan passu with the Note in all respects.

5) If at any time or from time to time after the date of this Note, the Company’s Common Stock is subject to a reverse split, it is expressly understood that this Note shall not be affected. For clarification, any shares of Common Stock owned by the Holder (whether Conversion Shares, or otherwise) on the effective date of a reverse stock split shall be treated like any other shares of issued and outstanding Common Stock on the effective date (shall be split in the same ratio as all shares of Common Stock), but the unconverted Principal Amount and unconverted accrued and unpaid Interest shall not be reduced.

6) This Note shall be governed by and construed in accordance with the laws of the State of Nevada. Each of the parties consents to the exclusive jurisdiction of the state or Federal courts of the State of Nevada residing in Clark County in connection with any dispute arising under this Note, and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. Each of the parties hereby waives the right to a trial by jury in connection with any dispute arising under this Note.

7) The following shall constitute an "Event of Default":

a. The Company shall default in the payment of the Principal Amount and/or Interest on this Note when due, and same shall continue for a period of ten (10) days; or

b. Any of the representations or warranties made by the Company herein, in any certificate or financial or other written statements furnished by the Company in connection with the execution and delivery of this Note shall be false or misleading in any material respect at the time made; or

c. The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of this Note and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

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d. The Company shall fail to authorize its Transfer Agent to issue shares of Common Stock, within ten (10) days of receiving a Notice of Conversion from the Holder, if such conversion is in accordance with the terms of this Note, and otherwise lawful; or

e. The Company shall make an assignment for the benefit of creditors or commence proceedings for its dissolution; or shall apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

f. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

g. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

h. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty

(60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

i. The Company shall have its Common Stock suspended or delisted from an exchange or over-the-counter market from trading for in excess of fifteen (15) trading days or shall fail to remain current with its financial filings, if such filings are not brought current within fifteen trading days.

k. The Company effects, or attempts to effect, a reorganization similar in structure to that provided in Section 251(g) of the Delaware General Corporation Law, and shall not be withdrawn or dismissed within sixty (60) days after such institution.

l. Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider all obligations under this Note immediately due and payable within fifteen (15) days of notice, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

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8) If one or more of the "Events of Default" as described above shall occur, then (a) the Rate shall increase to eight percent (8%), calculated from the date of such Default, and (b) the Company agrees to pay all costs and expenses, excluding reasonable attorney's fees, which the Holder may incur in collecting any amount due under, or enforcing any terms of, this Note.

9) The Company covenants that until all amounts due under this Note are paid in full, by conversion or otherwise, unless waived by the Holder or subsequent Holder in writing, the Company shall:

•	give prompt written notice to the Holder of any Event of Default or of any other matter which has resulted in, or could reasonably be expected to result in a materially adverse change in its financial condition or operations;

•	give prompt notice to the Holder of any claim, action or proceeding which, in the event of any unfavorable outcome, would or could reasonably be expected to have a material adverse effect on the financial condition of the Company;

•	at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of this Note into Common Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to affect the conversion of the outstanding Principal Amount of this Note plus accrued but unpaid Interest into Common Stock at the Conversion Price.

10) Upon receipt by the Company of evidence from the Holder reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note.

a. in the case of loss, theft or destruction, upon provision of indemnity reasonably satisfactory to it and/or its transfer agent, or

b. (ii) in the case of mutilation, upon surrender and cancellation of this Note, then the Company at the Holder’s expense will execute and deliver to the Holder a new Note, dated the date of the lost, stolen, destroyed or mutilated Note, and evidencing the outstanding and unpaid Principal Amount of the lost, stolen, destroyed or mutilated Note.

11) Reservation of Shares. The Company shall instruct its transfer agent to reserve at least the number of shares of its Common Stock for issuance to Holder in connection with conversion of this Note.

12) The Holder may not convert this Note to the extent such conversion would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock held by such Holder after application of this Section. Unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of Note are convertible shall be the responsibility and obligation of the Holder.

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13) Maximum Rate. All provisions herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced hereunder exceed the maximum rate of interest allowed to be charged under applicable law (the "Maximum Rate"), regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between the Company and Holder with respect to the indebtedness evidenced hereby.

14) Registration Rights. The Company shall, within 18 months from the date of this Note, use its best efforts to file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form S-1. If, in lieu of selling Conversion Shares using the exemptions from registration provided by Rule 144 or otherwise, the Holder elects to convert all or a portion of the remaining Principal Amount or accrued but unpaid Interest into shares of Common Stock, then the Company shall include those Conversion Shares which are owned by the Holder prior to filing the S-1, as resale shares. For clarification, any Conversion Shares already sold or transferred by the Holder prior to the filing of the S-1 shall not be included as resale shares.

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IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note issued to ChainTrade, Ltd to be duly executed by an officer thereunto duly authorized, as of the date first written above.

Erik Blum, President

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Exhibit A

NOTICE OF CONVERSION

The undersigned hereby elects to convert $                                              principal amount (plus accrued but unpaid Interest) of this Note into Shares of Common Stock of SMC Entertainment, Inc., (the "Company"), as of the date written below. No fee will be charged to the Holder or Holder's Custodian for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[ ] The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").

Name of DTC Prime Broker:

Account Number:

[ ] The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below:

Name:

Address:

EIN#:

Date of Conversion:

Conversion Price:

Shares to Be Delivered:

Outstanding Shares:

Is this Conversion Below 9.99%:    Yes                  No

Remaining Principal Balance Due:

Signature:

Print Name:

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